AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT

Dated as of September 25, 2020

by and among

EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME
AS ORIGINATORS,

REXNORD FUNDING LLC,

as Buyer,

and

REXNORD INDUSTRIES, LLC,

as Servicer

TABLE OF CONTENTS

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THIS AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is entered into as of September 25, 2020 (the “Restatement Effective Date”), by and among each of the persons signatory hereto from time to time as Originators (each an “Originator” and, collectively, the “Originators”), REXNORD INDUSTRIES, LLC (“Rexnord”), a Delaware limited liability company, in its capacity as servicer hereunder (in such capacity, the “Servicer”) and REXNORD FUNDING LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Buyer is a special purpose limited liability company, the sole member of which is the Member.

B. Buyer was formed for the sole purpose of purchasing, or otherwise acquiring by capital contribution, all Receivables originated by each Originator.

C. Buyer, Servicer and each Existing Originator are parties to the Receivables Sale and Servicing Agreement dated as of September 26, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Sale Agreement”). Prior to the date hereof, Buyer financed such Receivables under the Existing Funding Agreement (as defined below).

D. On or about the date hereof, Buyer intends to enter into that certain Receivables Funding and Administration Agreement, by and among Buyer, as borrower, the Lenders from time to time party thereto, and Mizuho Bank, Ltd., as administrative agent for the lenders thereunder (as amended, restated, supplemented or otherwise modified from time to time, the “Funding Agreement”).

E. Each Originator intends to continue to sell, and Buyer intends to continue to purchase, the Receivables from time to time as described herein, and Buyer intends to finance such Receivables under the Funding Agreement.

F. The parties hereto desire to amend and restate the Existing Sale Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01.    Definitions. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.01 or in the schedules, sections and subsections referred to below. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X to the Funding Agreement (“Annex X”).

“Administrative Agent” means Mizuho Bank, Ltd., in its capacity as administrative agent for the Lenders under the Funding Agreement.

“Buyer Available Amounts” has the meaning assigned to it in Section 6.15.

“Buyer Indemnified Person” has the meaning assigned to it in Section 5.01.

“Cambridge” means Cambridge International, Inc.

“Election Notice” has the meaning assigned to it in Section 2.01(d).

“Event of Servicer Termination” has the meaning assigned to it in Section 8.01.

“Existing Funding Agreement” means the Amended and Restated Receivables Funding and Administration Agreement, dated as of May 20, 2011 by and among Buyer as borrower, the financial institutions signatory thereto from time to time as lenders, and Wells Fargo Bank, National Association, as a lender, as swing line lender and as administrative agent for the lenders thereunder (as amended, restated, supplemented or otherwise modified from time to time).

“Existing Originator” means each of the Originators other than Cambridge,

“Existing Sale Agreement” has the meaning assigned to it in the Recitals.

“Funding Agreement” has the meaning assigned to it in the Recitals.

“General Trial Balance” shall mean, with respect to any Originator and as of any date of determination, such Originator’s accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Buyer and the Administrative Agent.

“L/C Note” has the meaning assigned to it in Section 2.01(c)(iii).

“Power of Attorney” has the meaning assigned to it in Section 9.05.

“Rejected Amount” has the meaning assigned to it in Section 4.04.

“Returned Items” has the meaning assigned to it in Section 2.01(h).

“Sale Price Credit” has the meaning assigned to it in Section 2.04.

“Sold Receivable” has the meaning assigned to it in Section 2.01(b).

“Subordinated Loan” has the meaning assigned to it in Section 2.01(c)(ii).

“Subordinated Note” has the meaning assigned to it in Section 2.01(c)(ii).

“Successor Servicer” has the meaning assigned to it in Section 9.02.

“Transfer Date” has the meaning assigned to it in Section 2.01(a).

“Unrelated Amounts” has the meaning assigned to it in Section 7.03(b).

Section 1.02    Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II
TRANSFERS OF RECEIVABLES

Section 2.01.    Agreement to Transfer.

(a)    Receivables Transfers. Subject to the terms and conditions hereof, each Existing Originator reaffirms the prior sales pursuant to the Existing Sale Agreement. Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) to Buyer on the Restatement Effective Date and on each Business Day thereafter (each such date, a “Transfer Date”) all Receivables owned by it on each such Transfer Date, and Buyer agrees to purchase all such Receivables on each such Transfer Date.
(b)    Determination of Sold Receivables. On and as of each Transfer Date, each Receivable then owned by each Originator and not previously acquired by Buyer shall be sold immediately upon its creation (each such Receivable sold immediately upon its creation, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”).

(c)    Payment of Sale Price. (i) In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the applicable Sale Price therefor (x) in Dollars in immediately available funds, (y) upon the request of an Originator, by causing an L/C Issuer to issue a Letter of Credit for the benefit of such Originator as more fully described in clause (iii) below, or (z) with the proceeds of a Subordinated Loan as provided in clause (ii) below. All cash payments by Buyer under this Section 2.01(c)(i) shall be effected by means of a wire transfer or Automatic Clearinghouse (ACH) on the day when due to such account or accounts as the Originators may designate from time to time.

(ii)    To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to Buyer (and is not otherwise paid through the issuance of a Letter of Credit and an advance under the related L/C Note), the applicable Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to Buyer in an amount not to exceed the lesser of (i) the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash and (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount. The Subordinated Loans of an Originator shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c)(ii) hereto (each, a “Subordinated Note”) executed by Buyer and payable to such Originator. The Subordinated Loans shall bear interest and be payable as provided in the applicable Subordinated Note.

(iii)    If an Originator so requests, Buyer shall pay all or part of the Sale Price of Sold Receivables of such Originator to be paid by causing the Administrative Agent to arrange for the issuance by an L/C Issuer of a Letter of Credit in favor of one or more beneficiaries selected by such Originator. In the event that an Originator requests that all or any portion of the Sale Price of Sold Receivables be paid for by issuance of a Letter of Credit, such Originator shall on a timely basis provide Buyer with such information as is necessary for Buyer to obtain such Letter of Credit from the applicable L/C Issuer (pursuant to the terms of the Funding Agreement). Such Originator shall reimburse Buyer for its expenses incurred in connection with obtaining such Letter of Credit and shall also pay to Buyer a fee in an amount equal to .125% of the face amount thereof for procuring such Letter of Credit; provided that such fee may be offset against the outstanding principal amount of the Subordinated Note payable to such Originator. No Originator shall have any reimbursement obligations in respect of any Letter of Credit. The face amount of each Letter of Credit shall be applied (x) as a deduction from the applicable Sale Price otherwise payable by Buyer, (y) to the extent such face amount exceeds such Sale Price, as a reduction in the aggregate outstanding principal amount of the Subordinated Note of the related Originator and (z) to the extent the aggregate outstanding principal amount of the Subordinated Note has been reduced to zero, as a credit against the Sale Price payable for future purchases of Receivables. The aggregate deductions, reductions and credits under clauses (x), (y) and (z) of the preceding sentence shall be evidenced by a note in the form of Exhibit 2.01(c)(iii) hereto (a “L/C Note”), and shall be payable in accordance with the terms and provisions of the L/C Note and this Agreement. The principal amount of each L/C Note shall be reduced by the amount of any draws on the related Letters of Credit. In the event that a Letter of Credit (as the same may be extended, replaced or renewed and after giving effect to any partial draws) expires undrawn, the remaining principal amount of the related L/C Note shall be payable within 10 Business Days thereafter and, upon giving effect to such payment, the principal amount of such L/C Note shall be reduced by an amount equal to such payment.

(d)    Election Notices. If on any Transfer Date any Originator does not sell all of its then owned Receivables to Buyer, such Originator shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an “Election Notice”).

(e)    Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

(f)    Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer’s request, of copies of all Records.

(g)    Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of this Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of this Agreement. Buyer hereby instructs the Servicer, and the Servicer hereby acknowledges, that the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Buyer and the Servicer’s retention and possession of such Contracts and documents shall at all times be solely in a custodial capacity for the benefit of the Buyer and its assigns and pledgees.

(h)    Returned Items. To the extent (i) any items in respect of Collections of Transferred Receivables credited to a Collection Account are subsequently returned or otherwise not collected by the related Collection Account Bank (collectively, “Returned Items”) and (ii) an Originator makes a payment to the related Collection Account Bank to reimburse such Collection Account Bank for such Returned Items in accordance with the terms of the related Collection Account Agreement, then (x) such Originator shall be deemed to have made a Subordinated Loan to the Buyer in an amount equal to the amount paid by such Originator in accordance with the terms of the related Collection Account Agreement to such Collection Account Bank in respect of such Returned Items and (y) the outstanding principal balance of the related Subordinated Note shall be increased by an amount equal to such amount.

Section 2.02.    Grant of Security Interest. The parties hereto intend that each Transfer shall be absolute and shall constitute a purchase and true sale and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator’s right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the repayment of a loan deemed to have been made by Buyer to the applicable Originator in the amount of the Sale Price with respect thereto, including interest thereon at the Base Rate). Each Existing Originator reaffirms the prior grants of security interests under the Existing Sale Agreement.

Section 2.03.    Originators Remain Liable. It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto. The exercise by Buyer of any of its rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Receivables or Contracts. Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 2.04.    Sale Price Credits. If on any day the Outstanding Balance of a Receivable is reduced or canceled as a result of any Dilution Factor then, in such event, the Buyer shall be entitled to a credit (each, a “Sale Price Credit”) against the Sale Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation. If such Sale Price Credit exceeds the Sale Price of the Receivables being sold by the applicable Originator on any such day, then such Originator shall pay the remaining amount of such Sale Price Credit in cash promptly thereafter, provided that if the Commitment Termination Date has not occurred, the applicable Originator shall be allowed to deduct the remaining amount of such Sale Price Credit from any indebtedness owed to it under a Subordinated Note to the extent permitted thereunder.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01.    Conditions Precedent to all Transfers. Each Transfer hereunder shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

(a)    the representations and warranties of each Originator contained herein or in any other Related Document shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b)    (i) the Administrative Agent shall not have declared the Commitment Termination Date to have occurred following the continuance of a Termination Event, and (ii) the Commitment Termination Date shall not have automatically occurred, in either event, in accordance with Section 9.01 of the Funding Agreement; and

(c)    each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may reasonably request.

The acceptance by any Originator of the Sale Price for any Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions precedent set forth in this Article III have been satisfied. Upon any such acceptance, title to the Transferred Receivables sold on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01.    Representations and Warranties. To induce Buyer to purchase the Sold Receivables, each Transaction Party, as applicable, makes the following representations and warranties to Buyer as of the Restatement Effective Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

(a)    Corporate Existence; Compliance with Law. Each Transaction Party (i) is a corporation or limited liability company duly organized, validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing (or equivalent status) in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; (v) is in compliance with its articles or certificate of incorporation or certificate of formation and by-laws, operating agreement or limited liability agreement, as applicable; and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. Each Originator is a registered organization of the type and is organized under the laws of the State set forth in Schedule 4.01(b) (which is its only jurisdiction of organization) and the current location of such Originator’s chief executive office, principal place of business, other offices, the warehouses and premises within which any records relating to the Receivables is stored or located, and the locations of its records concerning the Receivables are set forth in Schedule 4.01(b) and none of such locations has changed within the past 12 months. During the prior five years, except as set forth in Schedule 4.01(b), no Originator has been known as or used any corporate, legal, limited liability company, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of each Originator.

(c)    Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Transaction Party of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by Buyer, or its assigns of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Person’s powers; (ii) have been duly authorized by all necessary or proper corporate, limited liability company and shareholder and/or member action; (iii) do not contravene any provision of such Person’s articles or certificate of incorporation, certificate of formation, by-laws or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Restatement Effective Date. On or prior to the Restatement Effective Date, each of the Related Documents shall have been duly executed and delivered by each Transaction Party that is a party thereto and on the Restatement Effective Date each such Related Document shall then constitute a legal, valid and binding obligation of such Transaction Party, enforceable against it in accordance with its terms.

(d)    No Litigation. No Litigation is now pending or, to the knowledge of any Transaction Party, overtly threatened in writing against any Transaction Party or any other Subsidiary of the Parent that (i) challenges such Transaction Party’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(e)    Solvency. After giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Transaction Party is and will be Solvent. After giving effect to the sale of Receivables and other payments and transactions contemplated on such Transfer Date, each Transaction Party is and will be Solvent.

(f)    Material Adverse Effect. Since June 30, 2020, (i) no Transaction Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long- term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by any Transaction Party or has become binding upon any Transaction Party’s assets and no law or regulation applicable to any Transaction Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) no Transaction Party is in default and no third party is in default under any material contract, lease or other agreement or instrument to which such Transaction Party is a party, the result of which, alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since June 30, 2020 no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g)    Ownership of Receivables; Liens. Each Originator owns each Receivable originated or acquired by it free and clear of any Adverse Claim and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest in and to the Receivables originated or acquired by it and its other properties and assets. Each Originator has rights in and full power to transfer its Receivables hereunder. No effective financing statements or other similar instruments are of record in any filing office listing any Originator as debtor and purporting to cover the Transferred Receivables except (i) with respect to the Liens granted to Buyer hereunder or (ii) filed pursuant to the Credit Agreement that names “Credit Suisse AG, as Administrative Agent” as secured party.

(h)    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt. Except as set forth in Schedule 4.01(h), as of the Restatement Effective Date, no Originator has any Subsidiaries, is engaged in any joint venture or partnership with any other Person or is an Affiliate of any Person. All of the issued and outstanding Stock of each Originator is directly or indirectly owned by the Parent. As of the Restatement Effective Date, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which any Originator may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.
(i)    Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by or on behalf of any Transaction Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 4.02(k), unless the failure to file any such return, report or statement, or the failure to pay any such charges or fine, penalty, interest, late charge or loss, could reasonably not be expected to have a Material Adverse Effect. As of the Restatement Effective Date, no Transaction Party

has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that could reasonably be expected to have a Material Adverse Effect.

(j)    Intellectual Property. As of the Restatement Effective Date, to its knowledge each Originator owns or has rights to use all material intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed as of such date to be conducted by it. To its knowledge, each Originator conducts its business and affairs without the legally prohibited use of any intellectual property of any other Person, except such use, if any, that would not reasonably be expected to have a Material Adverse Effect. As of the Restatement Effective Date, except as set forth in Schedule 4.01(j), no Originator is aware of any infringement or overt written claim of infringement by others of any material intellectual property of any Originator.

(k)    Full Disclosure. All information contained in this Agreement, any of the other Related Documents, or any other written statement or information furnished by or on behalf of any Transaction Party to Buyer relating to this Agreement, the Sold Receivables or any of the other Related Documents, in each case, is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any other written statement or information furnished by or on behalf of any Transaction Party to Buyer relating to this Agreement or any of the other Related Documents, in each case, taken as a whole, is misleading as a result of the failure to include therein a material fact. All information contained in this Agreement, any of the other Related Documents, or any written statement furnished to Buyer has been prepared in good faith by management of the applicable Transaction Party, as the case may be, with the exercise of reasonable diligence.

(l)    Notices to Obligors. Each Transaction Party has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Collection Account.

(m)    ERISA.

(i)    Schedule 4.01(m) lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, except as set forth on Schedule 4.01(m), nothing has occurred that could reasonably be expected to cause the loss of such qualification or tax-exempt status. Except as otherwise provided in Schedule 4.01(m), (x) each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, except such noncompliance, if any, that would not reasonably be expected to have a Material Adverse Effect, (y) no Transaction Party or any of their respective ERISA Affiliates has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan, subject to such sections, except such noncompliance, if any, that would not reasonably be expected to have a Material Adverse Effect and (z) no Transaction Party or any of their respective ERISA Affiliates has engaged in a “prohibited transaction,” as defined in Section 4975 of the IRC, in connection with any Plan that could reasonably be expected to subject any Transaction Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

(ii)    Except as set forth in Schedule 4.01(m): (A) no Title IV Plan has any Unfunded Pension Liability in excess of $1,000,000; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred within the past three years or is reasonably expected to occur except such ERISA Events that could not reasonably be expected to have a Material Adverse Effect; (C) there are no pending or, to the knowledge of any Transaction Party, claims overtly threatened in writing (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan which are reasonably probable to be determined adversely and if so are reasonably likely to have a Material Adverse Effect; (D) no Transaction Party or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Transaction Party or their respective ERISA Affiliates; (F) Stock of all Transaction Parties and their respective ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan subject to Title I of ERISA, measured on the basis of fair market value as of the last valuation date of any Plan; and (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

(n)    Brokers. No broker or finder acting on behalf of any Transaction Party was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Transaction Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

(o)    Margin Regulations. No Transaction Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” (as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect) any Margin Stock. No Transaction Party owns any Margin Stock, and no portion of the proceeds of the Sale Price from any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Transaction Party will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(p)    Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

(q)    Investment Company Act Exemptions. Each purchase of Transferred Receivables under this Agreement constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

(r)    Government Regulation. No Transaction Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. No Transaction Party is subject to regulation under the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under any other Related Document. The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(s)    Books and Records; Minutes. The by-laws, limited liability agreement or the certificate or articles of incorporation or organization of each Originator require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors (or an analogous governing body).

(t)    Deposit and Disbursement Accounts. Schedule 4.01(t) lists all banks and other financial institutions at which any Originator or the Servicer maintains deposit accounts established for the receipt of collections on accounts receivable, including any Collection Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

(u)    Representations and Warranties in Other Related Documents. Each of the representations and warranties of each Transaction Party contained in the Related Documents (other than this Agreement) is true and correct in all material respects and such Transaction Party hereby makes each such representation and warranty to, and for the benefit of, the Buyer as if the same were set forth in full herein. Each Transaction Party consents to the assignment of Buyer’s rights with respect to all such representations and warranties to the Administrative Agent and the Lenders (and their respective successors and assigns) pursuant to the Funding Agreement as more fully described in Section 6.03 below.

(v)    Receivables. With respect to each Transferred Receivable acquired by the Buyer hereunder:

(i)    Each Receivable included in any Borrowing Base Certificate as an Eligible Receivable, as of the applicable Transfer Date therefor, satisfied the criteria for an Eligible Receivable;

(ii)    immediately prior to its transfer to Buyer, such Receivable was owned by the Originator thereof free and clear of any Adverse Claim, and such Originator had the full right, power and authority to sell, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

(iii)    the Transfer of each such Receivable pursuant to this Agreement constitutes a valid sale, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and

(iv)    the Originator of such Receivable has no knowledge of any fact (including Dilution Factors and any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due.

(w)    Fair Value. With respect to each Transferred Receivable acquired by the Buyer hereunder, (i) the consideration received from the Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date and (ii) such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date and taking into account any increase in the outstanding balance of the Subordinated Note and any L/C Note.

(x)    Supplementary Representations.

(i)    Receivables. Each Receivable constitutes an “account” or a “general intangible” within the meaning of the applicable UCC.

(ii)    Creation of Security Interest. The Originators own and have good and marketable title to the Receivables and the Collections free and clear of any Adverse Claim. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the Collections in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Originators.

(iii)    Perfection. The Originators have caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Originators to the Buyer pursuant to this Agreement.

(iv)    Priority.

(A)    Other than (1) the transfer of the Receivables by the Originators to the Buyer pursuant to this Agreement and (2) security interests which shall be released upon the transfer of the Receivables hereunder, no Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables, the Collection Accounts or the Lockboxes to any other Person.

(B)    No Originator has authorized, or is aware of, any filing of any financing statement against any Originator that includes a description of collateral covering the Transferred Receivables or all other assets transferred to the Buyer hereunder, other than any financing statement (i) filed pursuant to this Agreement and the Funding Agreement, (ii) that has been validly terminated on or prior to the date hereof or (iii) filed pursuant to the Credit Agreement that names “Credit Suisse AG, as Administrative Agent” as secured party.

(C)    As of the Restatement Effective Date, no Originator is aware of any judgment, ERISA or tax lien filings against any Originator.

(D)    None of the Collection Accounts or any of the Lockboxes are in the name of any Person other than the Buyer or the Administrative Agent. No Originator has consented to any Bank complying with instructions of any Person other than the Administrative Agent.

(v)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Section 4.01(x) shall be continuing, and remain in full force and effect until the Termination Date.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

Section 4.02.    Affirmative Covenants of the Originators. Each Originator covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Restatement Effective Date and until the Termination Date:

(a)    Offices and Records. Each Originator shall maintain its jurisdiction of organization, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables. Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto. Upon the request of Buyer, each Originator shall (i) if any Termination Event shall have occurred, mark each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to Buyer, evidencing that Buyer has purchased such Transferred Receivable and that the Administrative Agent, for the benefit of the Lenders, has a security interest in and lien thereon, and (ii) mark its master data processing records evidencing such Transferred Receivables with such a legend.

(b)    Access. Each Originator shall, at its own expense, during normal business hours, from time to time upon one Business Day’s prior notice and as frequently as Buyer or the Servicer determines to be appropriate: (i) provide Buyer, the Servicer and any of their respective officers, employees, agents and representatives reasonable access to the properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables and facilities, advisors and employees (including officers) of each Originator related thereto, (ii) permit Buyer and the Servicer and any of their respective officers, employees, agents and representatives to inspect, audit and make extracts from such Originator’s books and records relating to the Transferred Receivables, including all Records maintained by such Originator, (iii) permit Buyer, the Servicer and their respective officers, employees, agents and representatives, to inspect, review and evaluate the Transferred Receivables of such Originator, and (iv) permit Buyer, the Servicer and their respective officers, employees, agents and representatives to discuss matters relating to the Transferred Receivables or such Originator’s performance under this Agreement or the affairs, finances and accounts of such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and, if a Termination Event has occurred and is continuing, with its independent certified public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract). If a Trigger Event shall have occurred and be continuing, or the Buyer, in good faith, notifies any Originator that a Trigger Event may have occurred or is imminent, each such Originator shall provide such access at all times and without advance notice and shall provide Buyer and the Servicer with access to its customers who are Obligors. Each Originator shall make available to Buyer and the Servicer and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records relating to the Transferred Receivables, including Records maintained by such Originator, as Buyer or the Servicer may request. Each Originator shall deliver any document or instrument necessary for Buyer or the Servicer, as they may from time to time request, to obtain records relating to the Transferred Receivables from any service bureau or other Person that maintains records for such Originator relating to the Transferred Receivables, and shall maintain duplicate records or supporting documentation relating to the Transferred Receivables on media, including computer tapes and discs owned by such Originator.

(c)    Delivery of Records. If any Termination Event shall have occurred and be continuing, each Originator shall, promptly upon request therefor, deliver to Buyer or its designee all Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

(d)    Compliance With Credit and Collection Policies. Each Originator shall comply with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

(e)    Assignment. Each Originator agrees that, to the extent permitted under the Funding Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Each Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.04, 5.01 and 6.14 and that such assignees are third party beneficiaries of the Buyer’s rights hereunder.

(f)    Compliance with Agreements and Applicable Laws. Each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Each Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.02(k)(ii).

(g)    Maintenance of Existence and Conduct of Business. Each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability company existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation, certificate of formation, by-laws, limited liability company agreement and/or operating agreement, as applicable; (iii) at all times maintain, preserve and protect all of its material assets and properties which are necessary in the conduct of its business, including all material licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate, legal and trade names as are set forth in Schedule 4.01(b) or, upon 30 days’ prior written notice to Buyer, in such other corporate, limited liability company, legal or trade names with respect to which all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(h)    Notice of Material Event. Each Originator shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Originator proposes to take with respect thereto:

(i)    (A) any Litigation commenced or overtly threatened in writing against the Parent, the Member, any Originator or the Servicer (1) in connection with all or any portion of the

Transferred Receivables and that seeks damages or penalties in an uninsured amount in excess of $1,000,000 in the aggregate or seeks injunctive relief with respect thereto, (2) is asserted or instituted against any Plan, its fiduciaries (in their capacity as a fiduciary of any such Plan) or its assets or against the Servicer, any Originator or any of their respective ERISA Affiliates in connection with any Plan, or (3) if determined adversely, could reasonably be expected to have a Material Adverse Effect; or (B) any criminal proceeding is commenced against the Servicer or any Originator;

(ii)    the commencement of a case or proceeding by or against the Parent, the Member, any Originator, the Servicer or any Subsidiary (other than an Immaterial Subsidiary) of any Originator or the Servicer seeking a decree or order in respect of any such Person under the Bankruptcy Code or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (A) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (B) ordering the winding-up or liquidation of the affairs of any such Person;

(iii)    the receipt of notice that (A) the Parent, the Member, any Originator, the Servicer or any Subsidiary (other than an Immaterial Subsidiary) of any Originator or the Servicer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Parent’s, the Member’s, any Originator’s, the Servicer’s or any Subsidiary (other than an Immaterial Subsidiary) of any Originator’s or the Servicer’s business is to be, or may be, suspended or revoked, or (C) the Parent, the Member, any Originator, the Servicer or any Subsidiary (other than an Immaterial Subsidiary) of any Originator or the Servicer is to cease and desist any practice, procedure or policy employed by the Parent, the Member, such Originator, the Servicer or any Subsidiary (other than an Immaterial Subsidiary) of any Originator or the Servicer in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect;

(iv)    (A) any Adverse Claim made or overtly asserted in writing against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable was not an Eligible Receivable at the time sale to Buyer or has ceased to be an Eligible Receivable on account of any matter giving rise to indemnification under Section 5.01;

(v)    each infringement or overt written claim of infringement by any Person of any material intellectual property of any Originator which if adversely determined would reasonably be expected to have a Material Adverse Effect;

(vi)    the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any material Charges which if adversely determined would reasonably be expected to have a Material Adverse Effect;

(vii)    the establishment of any Plan, Pension Plan, Title IV Plan or undertaking to make contributions to any Multiemployer Plan, ESOP, Welfare Plan or Retiree Welfare Plan in an amount in excess of $1,000,000 and not listed on Schedule 4.01(m); or

(viii)    any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(i)    Separate Identity.

(i)    Each Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account separate from those of Buyer.

(ii)    The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of each Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) Buyer’s sole business consists of the purchase of the Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer’s assets prior to any value in Buyer becoming available to Buyer’s equity holders and (C) the assets of Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.

(iii)    The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.

(iv)    Each Originator shall, and shall cause each other member of the Parent Group to, maintain an arm’s-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.

(v)    Each Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.

(vi)    Each Originator shall, and shall cause each other member of the Parent Group to, conduct its business solely in its own name or the name of the Member or Parent through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of Buyer.

(vii)    No Originator shall (and each Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that such Originator or any other member of the Parent Group is liable or responsible for the Debts of Buyer or that the assets of such Originator or any other member of the Parent Group are available to pay the creditors of Buyer.

(viii)    The operating expenses and liabilities of Buyer shall be paid from Buyer’s own funds and not from any funds of any Originator or other member of the Parent Group.

(ix)    Each Originator shall, and shall cause each other member of the Parent Group to, at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

(x)    Each Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

(xi)    Each Originator shall, and shall cause each other member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinions of Quarles & Brady LLP delivered pursuant to the Schedule of Documents.

(j)    ERISA and Environmental Notices. Each Originator shall give Buyer prompt written notice of (i) any event that could reasonably be expected to result in the imposition of a material Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, (ii) any event that could reasonably be expected to result in the incurrence by any Originator of any material liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business), and (iii) any overt written claims against the Parent, any Originator or any other material domestic Subsidiary of the Parent based on environmental laws which, individually or in the aggregate, could reasonably be expected to exceed $10,000,000.

(k)    Payment, Performance and Discharge of Obligations.

(i)    Subject to Section 4.02(k)(ii), each Originator shall (and shall cause the Servicer, the Parent and each of their material domestic subsidiaries to) pay, perform and discharge or cause to be paid, performed and discharged all of its material obligations and liabilities, including all material Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due, in each case where the failure to do so would reasonably be expected to have a Material Adverse Effect.

(ii)    Each Originator and the Servicer, the Parent and each of their material domestic subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(k)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Originator or such other Person, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed on any of the Receivables to secure payment of such Charges or claims other than inchoate tax liens and (E) Buyer has advised such Originator in writing that Buyer reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

(l)    Deposit of Collections. Each Originator shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Receivables directly into a Collection Account, and (ii) deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders)). No Originator shall make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, each Originator shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to it pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account.

(m)    Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

(n)    Originators to Maintain Perfection and Priority. In order to evidence the interests of the Buyer under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are reasonably requested by the Buyer) to maintain and perfect, as a first-priority interest, the Buyer’s ownership and security interest in the Receivables and all other assets sold to the Buyer pursuant hereto. Each Originator shall, from time to time and within the time limits established by law, prepare and present to the Buyer for the Buyer’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Buyer’s ownership and security interest in the Receivables and all other assets sold to the Buyer pursuant hereto as a first-priority interest. The Buyer’s approval of such filings shall authorize the Originators to file such financing statements under the UCC without the signature of the Buyer where allowed by applicable law. Notwithstanding anything else in the Related Documents to the contrary, neither the Servicer nor any Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Buyer. Each Originator agrees to maintain perfection and priority of the security interest in accordance with Section 6.13 hereof.

Section 4.03.    Negative Covenants of the Originators. Each Originator covenants and agrees that, without the prior written consent of Buyer, from and after the Restatement Effective Date and until the Termination Date:

(a)    Sale of Receivables and Related Assets. No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its Receivables or Contracts therefor, or any of its rights with respect to any Lockbox or Collection Account, except for the sales, transfers, conveyances, assignments or dispositions expressly contemplated hereunder.

(b)    Liens. No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (whether now owned or hereafter acquired) except for Permitted Encumbrances that do not attach to Transferred Receivables. No Originator nor the Parent, Servicer or any material domestic subsidiary of any of the foregoing shall create, incur, assume or permit to exist any Lien upon any of its property or receivables whether now owned or hereafter acquired, except for (i) Liens permitted pursuant to the Credit Agreement as in effect from time to time or any credit agreement effecting a refinancing of the Debt incurred pursuant to the Credit Agreement and (ii) Liens created pursuant to the Credit Agreement as in effect from time to time or any credit facility effecting a refinancing of the Debt incurred pursuant to the Credit Agreement; provided that any such credit facility expressly excludes all Transferred Receivables from any such Lien and the terms and conditions of any such credit facility are not otherwise inconsistent with the terms and conditions of this Agreement or any other Related Document (but in any event which terms and conditions are consistent with the provisions of the Credit Agreement relating to the transactions contemplated by this Agreement and the other Related Documents).

(c)    Modifications of Receivables or Contracts. No Originator shall extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor.

(d)    Sale Characterization. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Buyer.

(e)    Capital Structure and Business. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make any changes in any of its business objectives, purposes, operations or its capital structure that could reasonably be expected to have or result in a Material Adverse Effect. No Originator shall change the type of entity it is, its jurisdiction of organization or formation or its organizational identification number, if any, issued by its state of organization or formation, except upon 30 days’ prior written notice to Buyer and with respect to which jurisdiction all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(f)    Actions Affecting Rights. No Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator’s right, title or interest therein.

(g)    ERISA. No Originator shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event which would reasonably be expected to have a Material Adverse Effect.

(h)    Change to Credit and Collection Policies. No Originator shall fail to comply in any material respect with, and no change, amendment, modification or waiver shall be made to, the Credit and Collection Policies without the prior written consent of Buyer.

(i)    Adverse Tax Consequences. No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, or to any assignee who is a resident of the United States of America, to withholding taxation.

(j)    No Proceedings. From and after the Restatement Effective Date and until the date one year plus one day following the Termination Date, no Originator shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement.

(k)    Mergers, Acquisitions, Sales, etc. No Originator shall (i) be a party to any merger or consolidation, except a merger or consolidation where an Originator is the surviving entity or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets other than pursuant hereto. In connection with any merger or consolidation of an Originator that is permitted pursuant to this Section 4.03(k), each Originator will (i) provide written notice thereof to the Buyer, and (ii) take all such actions and deliver, or cause to be delivered, such opinion letters of counsel, certificates and other agreements that the Buyer deems reasonably necessary or desirable under the UCC to maintain the perfection and priority of the Buyer’s ownership interest in the Receivables.

(l)    Commingling. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account, provided that after the Commitment Termination Date, so long as any Transferred Receivables of an Obligor remain unpaid, no Originator shall instruct such Obligor to remit Collections of any Receivables to any Person or account other than to a Lockbox or Collection Account. If any funds not constituting collections of Transferred Receivables are nonetheless deposited into a Lockbox or Collection Account and such Originator so notifies Buyer, Buyer shall notify the Administrative Agent to promptly remit any such amounts to the applicable Originator.

(m)    Purchases of Receivables. No Originator shall, directly or indirectly, purchase any accounts receivable from any Person without the express written consent of the Buyer.

Section 4.04.    Breach of Representations, Warranties or Covenants. Upon discovery by any Originator or Buyer of any breach of representation, warranty or covenant described in Section 4.01(g), 4.01(l), 4.01(v), 4.01(w), 4.01(z), 4.02(l), 4.03(a), 4.03(b), 4.03(c), 4.03(d), 4.03(l), and 4.03(m) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator that breached such representation, warranty or covenant shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from Buyer for cash remitted to the applicable Collection Account, or (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, in each case, in an amount (the “Rejected Amount”) equal to the Billed Amount of such Transferred Receivable minus the sum of (i) Collections received in respect thereof plus (ii) the amount of any Dilution Factors taken into account in the calculation of the Original Sale Price thereof. Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Collection Account.

ARTICLE V
INDEMNIFICATION

Section 5.01.    Indemnification. Without limiting any other rights that Buyer or any of its Stockholders, any of its assignees including the Lenders and the Administrative Agent, or any of their respective officers, directors, employees, attorneys, agents or representatives and transferees, successors and assigns (each, a “Buyer Indemnified Person”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and documented and out-of-pocket expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer

Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible or uncollected Transferred Receivables due to the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor. Subject to clauses (a) and (b) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)    reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii)    the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii)    the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

(iv)    any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including (x) a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Originator or any Affiliate thereof acting as the Servicer or a Sub-Servicer) and (y) resulting from or in connection with any Dilution Factors);

(v)    any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

(vi)    the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;

(vii)    any failure by such Originator to cause the filing of, or any delay in filing, financing statements or to cause the effectiveness of other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, any Collections in respect thereof, the Collection Accounts or the Lockboxes, whether at the time of any such Transfer or at any subsequent time, in each case, to the extent such filing or effectiveness is necessary to maintain the perfection and priority of Buyer’s interest in such property;

(viii)    any investigation, litigation or proceeding related to this Agreement or any other Related Document or the ownership of Receivables or Collections with respect thereto or any other investigation, litigation or proceeding relating to the Buyer, the Servicer or any Originator in which any Indemnified Person becomes involved as a result of any of the transactions contemplated hereby or by any other Related Document;

(ix)    any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;

(x)    any failure of (x) a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement or (y) the Concentration Account Bank to comply with the terms of the Concentration Account Agreement;

(xi)    any action or omission by such Originator which reduces or impairs the rights of the Buyer or any of its assigns with respect to any Transferred Receivable or the value of any such Receivable;

(xii)    any attempt by any Person to void any Transfer or the Lien granted hereunder under statutory provisions or common law or equitable action;

(xiii)    any Termination Event described in Section 8.01(d) or (e); or

(xiv)    any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral.

Section 5.02.    Indemnities by the Servicer.

(a)    Without limiting any other rights that a Buyer Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the collection activities of the Servicer hereunder or out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amount (x) results from such Buyer Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)    reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii)    the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii)    the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer;

(iv)    any Event of Servicer Termination described in Section 8.01(c) or (d);

(v)    the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person;

(vi)    any investigation, litigation or proceeding relating to the Servicer in which any Buyer Indemnified Person becomes involved as a result of any of the transactions contemplated by the Related Documents;

(vii)    any action or omission by the Servicer which reduces or impairs the rights of the Buyer, the Administrative Agent or any Secured Party with respect to any Transferred Receivable or the value of any Transferred Receivable; or

(viii)    any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by the Servicer or any of its Affiliates in servicing, administering or collecting an Transferred Receivables.

(b)    Any Indemnified Amounts subject to the indemnification provisions of this Section 5.02 shall be paid by the Servicer to the Buyer Indemnified Person entitled thereto within five Business Days following demand therefor.

ARTICLE VI
MISCELLANEOUS

Section 6.01.    Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form (with such email promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 6.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

Each Originator:
c/o Rexnord Industries Inc.
511 West Freshwater Way Milwaukee, Wisconsin 53204
Attention: David Pauli, VP and Controller
Telephone: (414) 223-7770
Email: David.Pauli@rexnord.com

Buyer:
Rexnord Funding LLC
511 West Freshwater Way
Milwaukee, Wisconsin 53204
Attention: David Pauli, VP and Controller
Telephone: (414) 223-7770
Email: David.Pauli@rexnord.com

Servicer:
c/o Rexnord Industries Inc.
511 West Freshwater Way
Milwaukee, Wisconsin 53204
Attention: David Pauli, VP and Controller
Telephone: (414) 223-7770
Email: David.Pauli@rexnord.com

Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 6.02.    No Waiver; Remedies. Buyer’s failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Originator specifying such suspension or waiver. Buyer shall not waive any of the provisions set forth in Section 4.01(x) or Section 4.02(n) if such waiver would adversely affect the Ratings. Buyer’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Receivables shall not be required.

Section 6.03.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Originator, Servicer and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator nor the Servicer may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of Buyer, shall be void. Each Originator and the Servicer acknowledges that Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. Each Originator and the Servicer agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer’s rights and remedies under, this Agreement to the same extent as Buyer or any of its designated representatives may do. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator, the Servicer and Buyer with respect to the transactions contemplated hereby and, except for the Secured Parties and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

Section 6.04.    Termination; Survival of Obligations.

(a)    This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b)    Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator, the Servicer or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator or the Servicer to Buyer, including those set forth in Sections 4.04, 5.01, 6.12, 6.14 and 6.15, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator and the Servicer, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 6.03, 6.12 and 6.14 shall be continuing and shall survive any termination of this Agreement.

Section 6.05.    Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.

Section 6.06.    Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; provided, that, prior to the Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by any Originator or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

Section 6.07.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)    THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, IL SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.08.    Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a scanned or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each scanned or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm of otherwise verify the validity or authenticity thereof.

Section 6.09.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.10.    Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.11.    No Setoff. Each Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, all of which rights are hereby expressly waived by such Originator.

Section 6.12.    Confidentiality.

(a)    Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Secured Party shall otherwise consent in writing, each Originator, the Servicer and Buyer agree to maintain the confidentiality of this Agreement

(and all drafts hereof and documents ancillary hereto) in its communications with third parties (other than its directors, officers, employees, accountants or counsel and any Secured Parties) Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to a Secured Party.

(b)    Each Originator and the Servicer agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator or the Servicer shall consult with Buyer prior to the issuance of such news release or public announcement. Any Originator or the Servicer may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

(c)    Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators and the Servicer otherwise consent in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators, the Servicer and their respective Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Originator or the Servicer, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to any Originator. Notwithstanding the foregoing, Buyer shall be permitted to disclose copies of this Agreement and the confidential proprietary information described above to (1) each Secured Party and each Secured Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)); (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Originators and/or the Servicer with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to the Funding Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or pledgee of (or participant in), or any prospective assignee or pledgee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the applicable Originator or Servicer or (8) to the extent such Agreement or other information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Buyer or Secured Party on a nonconfidential basis from a source other than the Parent or any Subsidiary thereof.

Section 6.13.    Further Assurances.

(a)    Each Originator shall, at its sole cost and expense, upon request of Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its reasonable commercial efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document. Each Originator hereby authorizes Buyer, to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator’s receipt thereof and promptly delivered to Buyer.

(b)    If any Originator fails to perform any agreement or obligation under this Section 6.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by such Originator upon demand of Buyer.

Section 6.14.    Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Originator agrees, jointly and severally, to pay on demand all Rating Agency fees and all reasonable costs and documented out-of-pocket expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and documented out-of-pocket expenses incurred by Buyer, (including any such amounts owed by Buyer in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all reasonable costs and documented out-of-pocket expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

Section 6.15.    Nonrecourse Obligations. Notwithstanding any provision in any other Section of this Agreement to the contrary, any obligation of Buyer to pay any amounts payable to the Originators pursuant to this Agreement shall be without recourse to the Buyer except to the extent that funds from Advances or Collections are available to the Buyer pursuant to the terms of the Funding Agreement for such payment (collectively, the “Buyer Available Amounts”), in the event that amounts payable to the Originators pursuant to this Agreement exceed the Buyer Available Amounts, the excess of the amounts due hereunder (and subject to this Section 6.15) over the Buyer Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against Buyer until such time as the Buyer has Buyer Available Amounts.

Section 6.16.    Amendment and Restatement. The parties hereto agree that as of the Restatement Effective Date, the terms and conditions of the Existing Sale Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Sale Agreement.

ARTICLE VII
SERVICER PROVISIONS

Section 7.01.    Appointment of the Servicer. Buyer hereby appoints the Servicer as its agent to service the Transferred Receivables and, in accordance with the Related Documents, to enforce Buyer’s rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Section 8.01 or 9.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, (a) subcontract with Zurn Industries, LLC for the collection, servicing or administration of the Transferred Receivables originated by Zurn Industries, LLC and/or Zurn PEX, Inc. and (b) with the prior written consent of the Buyer, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (i) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof, (ii) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and Buyer shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer and (iii) each Sub-Servicing Agreement shall expressly provide that it shall automatically terminate upon the termination of the Servicer’s responsibilities hereunder in accordance with the terms hereof.

Section 7.02.    Duties and Responsibilities of the Servicer.

(a)    Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with the Credit and Collection Policies and industry practice for the servicing of accounts receivable similar to such Transferred Receivables.

(b)    In addition to the foregoing, in order to ensure that the Buyer has adequate funding for the purchase of Receivables hereunder, the Servicer shall be responsible for the following:

(i)    preparation and delivery on behalf of Buyer all Borrowing Requests, Repayment Notices, Borrowing Base Certificates and Monthly Reports required to be delivered under the Funding Agreement;

(ii)    calculation and monitoring of the Borrowing Base and the components thereof, and whether the Receivables included in the calculation of the Net Receivables Balance are in fact Eligible Receivables; and

(iii)    establishment, maintenance and administration of the Collection Accounts and the Concentration Account in accordance with Article VI of the Funding Agreement.

Section 7.03.    Collections on Receivables.

(a)    In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In addition, if an Obligor is an obligor on Transferred Receivables and any other Receivables or indebtedness owed to any Originator, the Parent or any of their respective Affiliates then, unless otherwise required by applicable law, Collections on such Transferred Receivables or other Receivables or indebtedness shall be treated first, as a Collection of any Transferred Receivables of such Obligor, in the order in which they were originated, before being applied to any other

Receivables or other indebtedness of such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

(b)    If the Servicer determines that amounts unrelated to the Transferred Receivables (the “Unrelated Amounts”) have been deposited in any Account, then the Servicer shall provide written evidence thereof to the Buyer no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to Buyer.

(c)    Authorization of the Servicer. Buyer hereby authorizes the Servicer to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of the Buyer hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing the applicable name on checks and other instruments representing Collections on such Receivable, and executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Delinquent Receivable or a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commencing proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjusting, settling or compromising any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable. The Buyer shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, the Buyer shall have the absolute and unlimited right to direct the Servicer (at the Servicer’s expense) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Buyer deems necessary or advisable with respect thereto. In no event shall the Servicer be entitled to make Buyer or any Secured Party a party to any Litigation without, as the case may be, Buyer or such Secured Party’s express prior written consent.

(d)    Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees monthly on each Settlement Date. Such Servicing Fees shall be payable from available funds in accordance with Sections 2.07 and 2.08 of the Funding Agreement. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

Section 7.04.    Covenants of the Servicer. The Servicer covenants and agrees that from and after the Restatement Effective Date and until the Termination Date:

(a)    Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Related Documents. The Servicer shall comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits, except, in each case, where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(b)    Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and by-laws; and (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except to the extent that the failure to comply with this clause (iii) could not reasonably be expected to have a Material Adverse Effect.

(c)    Deposit of Collections. The Servicer shall deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

(d)    ERISA. The Servicer shall give the Administrative Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Servicer of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).

(e)    Compliance with Credit and Collection Policies. The Servicer shall comply with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, except that the Servicer may (i) reduce the Outstanding Balance of a Receivable as required to reflect any Dilution Factors and (ii) take such actions, to the extent permitted by the Credit and Collection Policies, as the Servicer may deem reasonably necessary or desirable in order to maximize Collections with respect to any past-due Receivable (it being understood that, to the extent that any such modification causes any Receivable to fail one or more of the criteria set forth in the definition of “Eligible Receivable” in Annex X, such Receivable shall cease to be an Eligible Receivable for purposes of this Agreement). The Servicer shall not without the prior written consent of the Buyer amend, modify or waive any term or provision of the Credit and Collection Policies.

(f)    Ownership of Transferred Receivables; Servicing Records. The Servicer shall (i) identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables are the property of the Buyer and that a Lien on such Transferred Receivables has been granted to the Administrative Agent for the benefit of the Lenders; (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables in the event of the destruction of any originals thereof) as are necessary or advisable in accordance with industry practice (1) to reflect promptly (a) all payments received and all credits and extensions granted with respect to such Receivables, (b) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to any such Receivable and (c) any other reductions in the Outstanding Balance of the Receivables on account of Dilution Factors; and (2) to determine no less frequently than the date that each Monthly Report is due, whether each Transferred Receivable then outstanding qualifies as an Eligible Receivable; (iii) by no later than the Restatement

Effective Date, mark conspicuously with a legend, in form and substance satisfactory to the Buyer, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence the assignment of the Receivables under this Agreement and the assignment and Liens granted pursuant to the Funding Agreement. Upon the occurrence and during the continuance of a Termination Event, the Servicer shall deliver and turn over such books and records to the Buyer or its representatives at any time on demand. The Servicer shall permit any representative of the Buyer to inspect such books and records and shall provide photocopies thereof to Buyer as more specifically set forth in Section 7.04(i).

(g)    Payment and Performance of Charges and other Obligations.

(i)    Subject to Section 7.04(g)(ii), the Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any amount thereof shall become past due.

(ii)    The Servicer may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 7.04(g)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of the Servicer, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Administrative Agent has not advised the Servicer in writing that it reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect
.
(h)    Access. The Servicer agrees to provide Buyer and the Buyer’s officers, employees, directors, agents and representatives with all access that the Originators have covenanted and agreed to provide to the Buyer in Section 4.02(b).

(i)    Communication with Accountants. If a Termination Event has occurred and is continuing, the Servicer authorizes Buyer to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts directly with its independent certified public accountants (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

(j)    Collection of Transferred Receivables. In connection with the collection of amounts due or to become due under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral, the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Buyer may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that the applicable Originator may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Buyer an amount equal to the Outstanding Balance of any such Transferred Receivable. If (i) a Trigger Event shall have occurred and be continuing or (ii) the Buyer in good faith believes that a Trigger Event is imminent, then the Buyer may, without prior notice to any Originator or the Servicer, (x) exercise its right to take exclusive ownership and control of (1) the Collections and the Collection Accounts in accordance with the terms of the applicable Collection Account Agreements and (2) the Concentration Account and (y) notify any

Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the sale to Buyer of such Transferred Receivables and of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent and direct that payments of all amounts due or to become due to the Buyer thereunder be made directly to the Buyer or any servicer, collection agent or Lockbox or other account designated by the Buyer and the Buyer may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Buyer shall provide prompt notice to the Servicer of any such notification of assignment, pledge or direction of payment to the Obligors under any Transferred Receivables.

(k)    Performance of Borrower Assigned Agreements. The Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Buyer in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Buyer, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Servicer thereunder.

(l)    License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Servicer hereby grants to the Buyer (and to the Administrative Agent on behalf of the Lenders as assignee of the Buyer) a limited license to use, without charge, the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Transferred Receivables and the other Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies with respect thereto, and the Servicer agrees that its rights under all licenses and franchise agreements shall inure to the Buyer (and to the Administrative Agent on behalf of the Lenders as assignee of the Buyer) for purposes of the limited license granted herein. Except upon the occurrence and during the continuation of a Termination Event, the Buyer agrees not to use (and shall cause the Administrative Agent to covenant not to use) any such license without giving the Servicer prior written notice.

(m)    Deposit of Collections. The Servicer shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into a Lockbox or a Collection Account, and (ii) deposit or cause to be deposited promptly into a Lockbox or a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders). The Servicer shall not make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, the Servicer shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to any Originator pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account.

(n)    Commingling. The Servicer shall not (and shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred

Receivables into any Lockbox or Collection Account except as otherwise permitted by Section 4.03(l) hereof. If any funds not constituting Collections of Transferred Receivables are nonetheless deposited into a Lockbox or Collection Account and the Servicer so notifies Buyer, Buyer shall promptly remit any such amounts to the applicable Originator. So long as any Transferred Receivables of an Obligor remain unpaid, the Servicer shall not instruct such Obligor to remit Collections of any Receivables to any Person or account other than to a Lockbox or Collection Account.

(o)    Separate Identity. The Servicer shall comply with Section 4.02(i) to the same extent as if it were an Originator.

Section 7.05.    Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Restatement Effective Date and until the Termination Date, it shall prepare and deliver or cause to be prepared and delivered to the Lenders and the Administrative Agent, on behalf of the Buyer, the financial statements, notices, reports, and other information set forth in Annex 5.02(a) to the Funding Agreement at the times, to the Persons and in the manner set forth in Annex 5.02(a) of the Funding Agreement.

ARTICLE VIII
EVENTS OF SERVICER TERMINATION

Section 8.01.    Events of Servicer Termination. If any of the following events (each, an “Event of Servicer Termination”) shall occur (regardless of the reason therefor):

(a)    the Servicer shall (i) fail to make any payment or deposit hereunder when due and payable and the same shall remain unremedied for one (1) Business Day or more; (ii) fail to deliver when due any of the reports required to be delivered pursuant to Section 7.05 or any other report related to the Receivables as required by the other Related Documents and the same shall remain unremedied for two (2) Business Days or more; or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for two (2) Business Days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof from the Administrative Agent; or

(b)    (i) the Servicer shall fail to make any payment with respect to any of its Debts which is in an aggregate principal amount in excess of $20,000,000 when due, and the same shall remain unremedied for any applicable grace period with respect thereto; or (ii) a default or breach shall occur under any agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound (other than a Related Document), and such default or breach shall remain unremedied after any applicable grace period with respect thereto and which involves a Debt which is in an aggregate principal amount in excess of $20,000,000; or

(c)    a case or proceeding shall have been commenced against the Servicer or any Affiliate which acts as a Sub-Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person, and such case or proceeding continues for 60 days unless dismissed or discharged; provided, however, that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (c), or (y) any of the events described in Section 8.01(d) shall have occurred; or

(d)    the Servicer or any Affiliate which acts as a Sub-Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

(e)    the Servicer or any Affiliate which acts as a Sub-Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or

(f)    a final judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate (net of insurance proceeds) at any time outstanding shall be rendered against the Servicer or any other Subsidiary of the Parent which acts as a Sub-Servicer and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

(g)    (i) any information contained in any Borrowing Base Certificate or Monthly Report is untrue or incorrect in any respect or (ii) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by the Servicer to any Secured Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and such representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04; or

(h)    the Buyer shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables or to otherwise perform hereunder has occurred; or

(i)    a Termination Event shall have occurred or this Agreement shall have been terminated; or

(j)    a deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that the Buyer, in its sole discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by the Administrative Agent to the Servicer; or

(k)    the Servicer shall assign or purport to assign any of its obligations hereunder without the prior written consent of the Buyer; or

(l)    a Change of Control shall occur; or then, and in any such event, the Buyer may, by delivery of a Servicer Termination Notice to the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 9.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

ARTICLE IX
SUCCESSOR SERVICER PROVISIONS

Section 9.01.    Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer’s Certificate to such effect, in each case delivered to the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

Section 9.02.    Appointment of the Successor Servicer. In connection with the termination of the Servicer’s responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 8.01 or 9.01, the Buyer may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the “Successor Servicer”); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Buyer may (but shall not be required to) obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Buyer an instrument in form and substance acceptable to the Buyer.

Section 9.03.    Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

(a)    The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to the Buyer and, without limiting the generality of the foregoing, shall, at its own expense, timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent under the Funding Agreement and (ii) copies of all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of the Transferred Receivables to the Successor Servicer shall be for the account of the predecessor Servicer.

(b)    The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer’s interests therein or to have replaced the Servicer as a party thereto.

(c)    In the event that the Servicer is terminated as Servicer hereunder but no Successor Servicer has been appointed, the Servicer shall timely deliver to the Administrative Agent or its designee, at a place designated by the Administrative Agent or such designee, all Servicing Records and other information with respect to the Transferred Receivables which otherwise would be required to be delivered to the Successor Servicer under Section 9.03(a) above, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring such files and other documents to the Administrative Agent shall be for the account of the predecessor Servicer.

Section 9.04.    Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Buyer or its assigns may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

Section 9.05.    Power of Attorney. On the Restatement Effective Date, the Servicer shall execute and deliver a power of attorney in substantially in the form attached hereto as Exhibit 9.05 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Transferred Receivables have been indefeasibly paid or otherwise written off as uncollectible. The powers conferred on the Buyer under each Power of Attorney are solely to protect the interests of the Buyer in the Transferred Receivables and the ability of the Successor Servicer to assume the servicing rights, powers and responsibilities of the Servicer hereunder and shall not impose any duty upon the Buyer or the Successor Servicer to exercise any such powers.

Section 9.06.    No Proceedings. Each Originator and Servicer agrees that, from and after the Restatement Effective Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement. This Section 9.06 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Receivables Sale and Servicing Agreement to be executed by their respective duly authorized representatives, as of the date first above written.
REXNORD INDUSTRIES, LLC,
as an Originator and as Servicer

By: /s/ David Pauli
Name: David Pauli
Title: Vice President and Controller

ZURN INDUSTRIES, LLC,
as an Originator

By: /s/ David Pauli
Name: David Pauli
Title: Vice President and Controller

ZURN PEX, INC.,
as an Originator

By: /s/ David Pauli
Name: David Pauli
Title: Vice President and Controller

PRECISION GEAR LLC,
as an Originator

By: /s/ David Pauli
Name: David Pauli
Title: Vice President and Controller

[signature pages continue]

Signature page to Amended and Restated Receivables Sale and Servicing Agreement

CENTA CORPORATION,
as an Originator

By: /s/ Dan Klun
Name: Dan Klun
Title: Vice President and Controller

CAMBRIDGE INTERNATIONAL, INC.,
as an Originator

By: /s/ Patricia Whaley
Name: Patricia Whaley
Title: Vice President, General Counsel and Secretary

REXNORD FUNDING LLC,
as Buyer

By: /s/ David Pauli
Name: David Pauli
Title: Vice President and Controller

Signature page to Amended and Restated Receivables Sale and Servicing Agreement

Acknowledged and agreed as of the date first above written

MIZUHO BANK LTD.,
as Administrative Agent

By: /s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

Signature page to Amended and Restated Receivables Sale and Servicing Agreement

EXHIBIT 2.01(c)(ii)

Form of

SUBORDINATED NOTE

[______ __, ____]

FOR VALUE RECEIVED, the undersigned, REXNORD FUNDING LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [______________], a [___________] (the “Subordinated Lender”), or its assigns, at 511 W. Freshwater Way, Milwaukee, WI 53204, or at such other place as the holder of this Subordinated Note (“Note”) may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Subordinated Loans (as defined in the Sale Agreement referred to below) made to the Borrower, upon the earlier to occur of (i) the Final Advance Date or (ii) the Termination Date (in each case, as defined in the Funding Agreement referred to below) together with interest thereon from time to time from the Restatement Effective Date (as defined in the Sale Agreement referred to below) at the rate shown in The Wall Street Journal as the “Prime Rate” on such date (the “Interest Rate”) on the unpaid principal amount of each Subordinated Loan for the period commencing on and including the date of such Subordinated Loan to but excluding the date such Subordinated Loan is paid in full.

The date, amount and interest rate of each Subordinated Loan made by the Subordinated Lender to the Borrower, and each payment made by or on behalf of the Borrower on account of the principal thereof, shall be recorded by the Subordinated Lender on its books and, prior to any transfer of this Note, endorsed by the Subordinated Lender on the schedule attached hereto or any continuation thereof. The books of the Subordinated Lender and such schedule shall be presumptive evidence of the amounts due and owing to the Subordinated Lender by the Borrower; provided, that any failure of the Subordinated Lender to record a notation in its books or on the schedule to this Note as aforesaid or any error in so recording shall not limit or otherwise affect the obligation of the Borrower to repay Subordinated Loans in accordance with their respective terms set forth herein.

All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in (i) the Amended and Restated Receivables Sale and Servicing Agreement of even date herewith (as the same may be subsequently amended, restated or otherwise modified, the “Sale Agreement”) by and among the Borrower, the Subordinated Lender, the other Originators thereunder and Rexnord Industries, Inc. or (ii) the Receivables Funding and Administration Agreement of even date herewith, by and among the Borrower, the lenders from time to time party thereto, and Mizuho Bank, Ltd. as administrative agent (as the same may be subsequently amended, restated or otherwise modified, the “Funding Agreement”), as the case may be. This Note is issued pursuant to the Sale Agreement and is one of the Subordinated Notes referred to therein. All of the terms, covenants and conditions of the Sale

Agreement and all other instruments evidencing the indebtedness hereunder, including the other Related Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

The Borrower may at any time and from time to time voluntarily repay, in whole or in part, all Subordinated Loans made hereunder. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, that all repayments of Subordinated Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.

Interest shall be payable on the outstanding principal amount of this Note from time to time in arrears on the first Business Day of each calendar month. All computations of interest shall be made by the Subordinated Lender on the basis of a 365 day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Interest Rate shall be determined (i) on the first Business Day immediately prior to the Restatement Effective Date for calculation of the Interest Rate for the period from the Restatement Effective Date through the end of the first calendar month following the Restatement Effective Date, and (ii) as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month, and the Interest Rate so determined shall be utilized for such calendar month. Each determination by the Subordinated Lender of an interest rate hereunder shall be final, binding and conclusive on the Borrower (absent manifest error). The Borrower shall pay interest at the applicable Interest Rate on unpaid interest on any Subordinated Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Interest Rate during such extension.

As set forth below, the indebtedness evidenced by this Subordinated Note is subordinate in right of payment to (i) all Borrower Obligations and all renewals, extensions, refinancings or refundings of any such obligations (whether for principal, interest (including but not limited to interest accruing after the filing of a petition initiating any bankruptcy, insolvency or receivership proceeding (each, an “Insolvency Proceeding”) whether or not such interest is allowed in such Insolvency Proceeding), fees, indemnities, repurchase price, expenses or otherwise) and (ii) all amounts from time to time owing by the Borrower under each L/C Note (collectively, the “Senior Obligations”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, any holder of a Senior Obligation, and may not be terminated, amended or otherwise revoked until the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms. This Subordinated Note shall not be subject to any defense or any rights of set-off, including on account of any past or present debt. Upon the occurrence and during the continuance of any Trigger Event, the Subordinated Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment of or security for all or any part of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same. The Subordinated Lender hereby agrees that prior to the date that is one year and one day after all of the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms, the Subordinated Lender will not take any action to institute any Insolvency Proceeding in respect of the Borrower or which would be reasonably likely to cause the Borrower to be subject to, or seek the protection of, any such Insolvency Proceeding.

If the Borrower becomes subject to any Insolvency Proceeding, then the holders of the Senior Obligations shall receive payment in full of all amounts due or to become due on or with respect to the Senior Obligations before the Subordinated Lender shall be entitled to receive any payment on account of this Subordinated Note. Accordingly, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, securities or other property, in any applicable Insolvency Proceeding, that would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Obligations until such Senior Obligations shall have been indefeasibly paid in full in cash.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Subordinated Lender for the use, forbearance or detention of money advanced hereunder exceed the highest rate of interest permissible under law (the “Maximum Lawful Rate”). In the event that a court of competent jurisdiction determines that Subordinated Lender has charged or received interest hereunder in excess of the Maximum Lawful Rate, the amount of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided, that if at any time thereafter the amount of interest payable to Subordinated Lender hereunder is less than the amount payable under the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Subordinated Lender from the making of Subordinated Loans hereunder is equal to the total interest that Subordinated Lender would have received had the amount of interest payable to Subordinated Lender hereunder been (but for the operation of this paragraph) the amount of interest payable from the Restatement Effective Date. Thereafter, the amount of interest payable hereunder shall be the amount determined in accordance with the terms hereof unless and until the amount so calculated again exceeds the amount payable under the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Subordinated Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the amount payable under the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Note, shall make a final determination that Subordinated Lender has received interest hereunder in excess of the Maximum Lawful Rate, Subordinated Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal amount of the Subordinated Loans, then to fees and any other unpaid charges, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.

Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS NOTE, THE SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

REXNORD FUNDING LLC

By:__________________________________________
Name:
Title:

SCHEDULE OF LOANS TO SUBORDINATED NOTE

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

EXHIBIT 2.01(c)(iii)
Form of
L/C Note
$______________ [_______], 20__

FOR VALUE RECEIVED, the undersigned, REXNORD FUNDING LLC, a Delaware limited liability company, (“Buyer”) hereby promises to pay to the order of [Name of Originator], a [__________] (the “Lender”), to the “Lender’s Account” (as defined below) in lawful money of the United States of America and in immediately available funds, the principal sum of ______ ______ Dollars ($_________) or, if less than such principal sum, the aggregate unpaid principal sum outstanding on the date payment is due as described below.

This L/C Note has been executed and delivered pursuant to that certain Amended and Restated Receivables Sale and Servicing Agreement dated as of September 25, 2020 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, the “Sale Agreement”). Reference to the Sale Agreement is hereby made for a statement of the terms and conditions under which Letters of Credit are provided to the Lender by Buyer (the “Lender Letters of Credit”) as consideration for the sales and transfers of Receivables by the Lender to Buyer thereunder. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) shall have the meanings assigned to such terms in (i) the Sale Agreement or (ii) the Receivables Funding and Administration Agreement dated as of September 25, 2020, by and among the Buyer, the lenders from time to time party thereto, and Mizuho Bank, Ltd., as administrative agent (as the same may be subsequently amended, restated or otherwise modified, the “Funding Agreement”), as the case may be.

Buyer further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Sale Agreement, from the date hereof until payment in full hereof at the Base Rate; provided, however, that if Buyer shall default in the payment of any principal hereof, Buyer promises to, on demand, pay interest at a rate equal to the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on each Interest Payment Date in arrears. The principal amount evidenced hereunder shall be reduced, from time to time, by the amount of any draws on the Lender Letters of Credit.

The outstanding principal of, and accrued and unpaid interest on, the indebtedness evidenced hereunder that is attributable to the undrawn face amount of any Lender Letter of Credit shall be payable on the 10th Business Day after expiration or surrender of such Lender Letter of Credit. After giving effect to the payments described in the preceding sentence, the principal amount evidenced hereunder shall be reduced by the amount of such payment. The principal amount evidenced hereunder shall be (i) increased, from time to time, by the issuance of any Lender Letter of Credit (or, if applicable, the modification of any Lender Letter of Credit pursuant to which the face amount of such Lender Letter of Credit is increased) and (ii) further reduced, from time to time, by (A) the amount of any draws on the Lender Letter of Credit, (B) the amount of any decrease in the face amount of any Lender Letter of Credit in connection with any modification to such Lender Letter of Credit providing for such decrease or (C) any prepayments of principal made by Buyer.

The Lender is authorized and directed by Buyer to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each draw on any Letter of Credit or prepayment of principal, the amount of the reduction in the outstanding principal amount of the indebtedness owed hereunder, the date of any issuance or modification of any Lender Letter of Credit any the face amount of such Lender Letter of Credit (or, in the case of any modification, the increase or decrease in the amount of the face amount of such Lender Letter of Credit) and the remaining outstanding principal amount of the indebtedness owed hereunder, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided, that neither the failure of the Lender to make any such entry nor any error therein shall expand, limit or affect the obligations of Buyer hereunder.

All payments of principal and interest in respect of this L/C Note shall be made to the Lender in lawful money of the United States of America in same day funds to the Lender’s account at such place as shall be designated from time to time in writing by the Lender for such purpose (the “Lender’s Account”). This L/C Note shall not be amended or modified except in accordance with Section 12.07 of the Funding Agreement.

THIS L/C NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS).

Wherever possible each provision of this L/C Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this L/C Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this L/C Note.
The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor.

REXNORD FUNDING LLC

By:__________________________________________
Name:
Title:

Schedule

to

L/C NOTE

DRAWS AND REDUCTIONS IN PRINCIPAL

Date	Amount of Draw/Prepayment	Reduction in Principal	Unpaid Principal Balance

EXHIBIT 9.05

Form of

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Rexnord Industries, Inc., as Servicer (“Grantor”) in favor of REXNORD FUNDING LLC (“SPE”) or such Successor Servicer as the SPE may designate herein (the SPE or such Successor Servicer, the “Attorney”) pursuant to that certain Amended and Restated Receivables Sale and Servicing Agreement dated as of September 25, 2020 (as the same may from time to time be amended, restated, supplement or otherwise modified, the “Sale Agreement”), by and among Grantor, as Servicer, the persons party thereto as “Originators”, and SPE as Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Transferred Receivables under the Sale Agreement have been indefeasibly paid in full and/or written-off as uncollectible and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Sale Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following upon the occurrence and during the continuance of any Termination Event: (a) open mail for it, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Transferred Receivable or other Borrower Collateral; (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Borrower Collateral; (c) defend any suit, action or proceeding brought against it or any Borrower Collateral if the Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Transferred Receivable or other Borrower Collateral or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Transferred Receivables or other Borrower Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Transferred Receivables and the SPE’s interests therein, all as fully and effectively as it might do. Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this ___ day of September, 2020.

Grantor
ATTEST: ________________________

By: (SEAL)
Title:
Notarization in appropriate form for the state of execution is required.]